UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 26, 2008

Date of Report (Date of earliest event reported)

ZYMOGENETICS, INC.

(Exact name of registrant as specified in its charter)

Washington	000-33489	91-1144498
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Eastlake Avenue East Seattle, Washington	98102-3702
(Address of principal executive offices)	(Zip Code)

(206) 442-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 26, 2008, ZymoGenetics, Inc. (the “Company”) entered into a $100 million funding arrangement with Deerfield Private Design Fund, L.P., a Delaware limited partnership, and Deerfield Private Design International, L.P., a British Virgin Islands limited partnership (collectively, the “Deerfield Funds”). As part of the funding arrangement, the Company and the Deerfield Funds entered into a Facility Agreement (which provides for the issuance of Warrants), a Royalty Agreement and a Registration Rights Agreement as described below.

Facility Agreement

Under the Facility Agreement, the Deerfield Funds have committed to loan to the Company up to $100 million in up to four $25 million funding tranches. Any or all of the funding tranches may be drawn under the facility prior to January 27, 2010. Interest on the outstanding balance will accrue at a rate of 4.9% per annum, compounded quarterly, which rate would increase (i) to 6.9% per annum in the event that the cash and cash equivalents of the Company were less than $50,000,000 as of the last day of the immediately preceding fiscal quarter or, (ii) if applicable, pursuant to the Royalty Agreement as described below. Any outstanding balance must be repaid no later than June 26, 2013, and may be prepaid at any time, at the Company’s option, without any premium or penalty; provided that payment may be accelerated in certain circumstances, including, but not limited to, an event of default, a change-of-control or sale of a significant amount of assets of the Company.

The Facility Agreement contains representations and warranties as well as affirmative and negative covenants that are generally customary for loan commitments of this type. In connection with the Facility Agreement, the Company entered into the Royalty Agreement and the Registration Rights Agreement and agreed to issue Warrants as further described below. On entering into the Facility Agreement, the Company paid to the Deerfield Funds a $1 million transaction fee.

Royalty Agreement

Under the Royalty Agreement, the Company will pay to the Deerfield Funds a royalty on net sales of RECOTHROM® in the United States equal to 2% of those net sales for each $25 million funding tranche drawn under the facility (with a maximum royalty rate of 8% of the net sales if the full $100 million is drawn under the facility). Cumulative royalty payments are capped at an amount ranging from $18.75 million to $45 million depending on the amount drawn under the facility, with the royalty obligation beginning when the first funding tranche is drawn and ending when the entire outstanding balance has been repaid.

In addition, the Royalty Agreement provides that in certain instances if the Company’s manufacturing or selling of RECOTHROM is impacted due to the infringement of a third party’s intellectual property rights that results in a material reduction in net sales of RECOTHROM in the United States, the Deerfield Funds have the right to terminate the Royalty Agreement and increase the interest rate under the Facility Agreement to 9.75% per annum (or 11.75% in the event that the cash and cash equivalents of the Company are less than $50,000,000 as of the last day of the immediately preceding fiscal quarter).

Warrants

Under the Facility Agreement, the Company may grant to the Deerfield Funds Warrants to purchase up to an aggregate 4.5 million shares of the Company’s common stock. Initial Warrants for the purchase of an aggregate 1.5 million shares will be issued to the Deerfield Funds at the time the first $25 million funding tranche is drawn under the Facility Agreement or, if no funds are drawn, on January 27, 2010. The exercise price of these Warrants is $10.34 per share. On drawing each of the up to three additional $25 million funding tranches, Warrants for the purchase of an aggregate 1 million shares will be issued to the Deerfield Funds. The exercise prices of these Warrants would be equal to 125% of the average selling price of the common stock over a 15-day period following the request for a funding. All Warrants will have a term of six years. Warrants must be exercised on a cashless basis using a formula based on the average selling price of the common stock over a 10-day period prior to exercise. Further, the ultimate number of shares of common stock to be issued under the terms of the Warrants and the exercise prices of the Warrants are subject to certain adjustments as set forth in the Warrants, including the potential requirement to issue shares of common stock if the Company fails to comply with certain terms of the Warrants.

The Warrants also provide that the Company may be required at the holder’s option to redeem the Warrants in certain circumstances, including, but not limited to, an event of default, a change-of-control or sale of a significant amount of assets of the Company. In a redemption, the value of the Warrants would be calculated based on a Black Scholes formula.

Registration Rights Agreement

Under the Registration Rights Agreement, the Company has agreed to file and maintain the effectiveness of one or more shelf registration statements and to provide certain piggyback registration rights, with respect to the shares of Common Stock issuable under the Warrants. The Company will, among other things, file a registration statement with the Securities and Exchange Commission on or prior to 30 days from the date of each issuance of Warrants in order to register the resale of the shares of common stock issuable on the exercise of the applicable Warrants. The Registration Rights Agreement provides filing-related and other covenants customary for agreements of this type.

Prior to June 26, 2008, the Deerfield Funds and/or affiliates of such funds beneficially owned shares of the Company’s common stock in an aggregate amount of less than 5%.

The foregoing summaries of the funding arrangement and the related agreements are qualified in their entirety by reference to the full text of the Facility Agreement, the Royalty Agreement, the Warrants and the Registration Rights Agreement (and related documents), which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Shares of Equity Securities.

The Warrants to be issued to the Deerfield Funds under the financing arrangement are being issued in a private transaction exempt from registration in reliance on Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act. In connection with entering into the funding arrangement, each of the Deerfield Funds represented to the Company that it is an “accredited investor” as defined in Regulation D and that the securities to be received by the Deerfield Funds under the funding arrangement are being acquired for investment purposes and without a view to resale or distribution in violation of the Securities Act.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.

On June 30, 2008, the Company issued a press release relating to the funding arrangement with the Deerfield Funds, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	ZymoGenetics, Inc. press release dated June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYMOGENETICS, INC.

	By:	/s/ James A. Johnson
Date: June 27, 2008		James A. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	ZymoGenetics, Inc. press release dated June 30, 2008.